Exhibit 10.3

LOAN AGREEMENT

This Loan Agreement, dated as of February 26, 2013 (this “Agreement”), is entered into by and among: VHGI Holdings, Inc., a Delaware corporation (“VHGI”);  Lily Group Inc., an Indiana corporation (“Lily”); Lily Group Holdings Company, an Indiana corporation (“LGHC”); Paul R. Risinger (“Risinger”); James W. Stuckert and Diane V. Stuckert (together, the “Stuckerts”); and Solomon Oden Howell, Jr. (“Howell” and, together with the Stuckerts, the “Lenders”). The Lenders, Risinger, VHGI, LGHC, and Lily are referred to collectively herein as the “Parties.”

RECITALS

A. Regions Bank (“Regions”) and the Lenders are parties to that certain Revolving Loan and Security Agreement of even date herewith (the “Regions Loan Agreement”), pursuant to which Regions is providing Lenders with a $6,000,000 revolving credit facility (the “Regions Loan”).

B. In connection with and as inducement for Regions to make the Regions Loan, each of Risinger and LGHC will enter into a Guaranty, the form of which is attached hereto as Exhibit A (the “Guarantees”), such that each of Risinger and LGHC will be liable for all obligations related to the “Indebtedness” (as defined in the Regions Loan Agreement related to the Regions Loan).

C. Lily is the “maker” and Lenders are the “payee” under that certain: (i) Secured Drawdown Promissory Note, of even date herewith, in the original principal amount of up to $5,000,000 (the “Secured Note”); and (ii) Drawdown Promissory Note, of even date herewith, in the principal amount of up to $1,000,000 (the “Secondary Note,” and, collectively with the Secured Note, the “Notes”), amounts under which will be loaned by Lenders out of the proceeds of the Regions Loan and, with respect to the Secured Note, secured, as provided for in that certain Security Agreement of even date herewith, by and between Lenders and Lily, a copy of which is attached hereto as Exhibit B (the “Security Agreement”), by a first priority lien on up to $5,000,000 of the Platinum Collateral (as defined below).

D. $500,000 of the proceeds of the Notes will be used to retire $500,000 of principal owed by Lily to Platinum Partners Credit Opportunities Master Fund LP (“Platinum”) under that certain Note Purchase Agreement, dated as of February 16, 2012, as amended (the “Platinum Loan Agreement”), in exchange for which Platinum will, among other things, release its first priority lien on the first $5,000,000 of the equipment portion of its collateral (excluding any fixtures that could be deemed Equipment) by which the Platinum Loan is secured (the “Platinum Collateral”).

E. An additional portion of the proceeds of the Drawdown Note will be used to pay all accrued but unpaid interest on, and the principal balance of, that certain Promissory Note, dated December 19, 2012, with Lily as “maker” and HEB Ventures, LLC as “payee” (the “HEB Ventures Note”).

F. The Regions Loan Agreement, the Guaranty, the Notes, the Security Agreement, the Platinum Loan Agreement, and the Warrants (as defined below), together with all documents ancillary thereto, are referred to collectively herein as the “Transaction Documents,” with all transactions contemplated by or ancillary to the Transaction Documents being referred to collectively herein as the “Transactions.”

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

1. Execution and Delivery of Transaction Documents.  Each of the Parties hereby agrees to enter into and consummate the Transactions on the terms and conditions set forth in the Transaction Documents.

2. Execution and Delivery of Warrants.  As consideration for the making of the loans under the Notes (or, in the case of Risinger, his entrance into the Guaranty), VHGI will issue and deliver to each Guarantor (other than Diane V. Stuckert) a Warrant, the form of which is attached hereto as Exhibit C.

3. Reimbursement.  In connection with the Regions Loan and the Guarantees, Risinger, Howell, and the Stuckerts will be responsible for certain obligations with respect to the Indebtedness (the “Joint and Several Claims”). Subject to the terms of this Agreement, each of (i) Rising, (ii) Howell, and (iii) jointly, the Stuckerts ((i), (ii), and (iii) each a “Responsible Party”), shall be liable for one-third of any Joint and Several Claim.  Within 30 days of receipt by one or more Responsible Parties (the “Reimbursing Responsible Parties”) of notice from one or both of the other Responsible Parties (the “Notifying Responsible Parties”) that the Notifying Responsible Parties have made or have become obligated to make a payment in respect of a Joint and Several Claim, each Reimbursing Responsible Party shall deliver to the Notifying Responsible Parties payment (a “Reimbursement”) in an amount equal to one-third of the amount of such Joint and Several Claim, subject to the exclusions set forth in Section 4 below (one-half of such Reimbursement to be delivered to each Notifying Responsible Party if there are two Notifying Responsible Parties with respect to a given Joint and Several Claim).

4. Responsibility for Certain Claims.  Notwithstanding any provision of this Agreement, no Responsible Party shall be entitled to any payment from any other Responsible Party with respect to a claim or liability relating to, arising or resulting from, or otherwise attributable to any of the following eventualities:

(a) A breach by such Responsible Party of any provision of a Guaranty or the Regions Loan Agreement; or

(b) Any Joint and Several Claim to the extent voluntarily settled or compromised by such Responsible Party without the consent of the other Responsible Parties;

and each Responsible Party agrees to pay any such claim or liability personally without any contribution from the other Responsible Parties hereunder.

5. No Further Indebtedness.  Except for the Indebtedness evidenced by the Notes, Lily will not borrow any amounts from any Lender without the prior written approval of all Responsible Parties.

6. Subrogation.  If any of the Responsible Parties ever pay any of the Indebtedness, then such Responsible Parties shall be subrogated against Lily for such payments and Lily will reimburse such Responsible Parties for any such payments.

7. Miscellaneous.

(a)  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below or transmitted by electronic mail if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective Parties, as applicable.

(b) This Agreement and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations of this Agreement may be assigned or delegated by any Party without the prior written consent of the other Parties.

(c) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d) Any provision of this Agreement may be amended or waived only in a writing signed by all Parties.  No waiver of any provision of this Agreement or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

(e) This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument.  Any executed counterpart signature page may be delivered by facsimile or electronic mail in portable document format and such signature page delivered by facsimile or electronic mail shall be deemed an original.

(f) All issues and questions concerning the transactions contemplated by this Agreement and the construction, validity, interpretation and enforceability of this Agreement and all litigation among the parties (whether grounded in contract, tort, equity, statute or law) shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

VHGI HOLDINGS, INC. By:

LILY GROUP, INC. By:
Solomon Oden Howell, Jr.
Paul R. Risinger
James W. Stuckert
Diane V. Stuckert

EXHIBIT A

Form of Guaranty

[See attached document]

A-1

EXHIBIT B

Form of Security Agreement

[See attached document]

B-1

EXHIBIT C

Form of Warrant

[See attached document]

C-1